UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2010 (January 13, 2010)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1– 11527	04–3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617–964–8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Business Management Agreement

On January 13, 2010, Hospitality Properties Trust, or the Trust, entered into an amended and restated business management agreement with Reit Management & Research LLC, or Reit Management, and certain individuals who are the current or former owners of Reit Management (Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy), which agreement amended and restated the prior amended and restated agreement between the Trust, Reit Management and those individuals.

Under the business management agreement, the Trust continues to engage Reit Management to provide the Trust with business management services substantially consistent with the business management services provided to the Trust by Reit Management historically.  The fees payable by the Trust to Reit Management under the business management agreement continue to be determined in a manner consistent with past determinations under the prior agreement.

The business management agreement provides that none of Reit Management, Barry M. Portnoy, Gerard M. Martin or Adam D. Portnoy shall provide management services to, make competitive direct investments in or, in the case of Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy, serve as a director or officer of, any other real estate investment trust which is principally engaged in the business of ownership of hotel or travel center properties without the consent of a majority of the Independent Trustees of the Trust.  Under the business management agreement, Reit Management is not required to present the Trust with opportunities to invest in properties that are primarily of a type that are the investment focus of another person or entity now or in the future managed by Reit Management.

The term of the business management agreement expires on December 31, 2010, and automatically renews for successive one year terms annually thereafter unless notice of non-renewal is given by the Trust or Reit Management before the end of an applicable term.  Either party may terminate the business management agreement upon 60 days prior written notice.

The business management agreement includes arbitration provisions for the resolution of certain disputes, claims and controversies and provides that neither party may assign the business management agreement without the written consent of the other party, except that Reit Management may assign the business management agreement to certain successors which remain under the control of one or more persons who controlled the operations of Reit Management immediately prior to the assignment.

The terms of the business management agreement described above were reviewed, approved and adopted by the compensation committee of the board of trustees of the Trust, which is comprised solely of Independent Trustees.

The foregoing description of the business management agreement is not complete and is subject to and qualified in its entirety by reference to the business management agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Property Management Agreement

Also on January 13, 2010, the Trust entered into an amended and restated property management agreement with Reit Management, which agreement amended and restated the prior property management agreement between the Trust and Reit Management.

At present, this property management agreement applies to management services to the office building component of one property in Baltimore, Maryland which also includes an InterContinental Hotel.

Under the property management agreement, the Trust continues to engage Reit Management to provide the Trust and its applicable subsidiaries which own certain properties that are subject to the agreement with property management services substantially consistent with the property management services provided to the Trust by Reit Management historically.  The fees payable by the Trust to Reit Management under the property management agreement continue to be determined in a manner consistent with past determinations under the prior agreement.

The term of the property management agreement expires on December 31, 2010, and automatically renews for successive one year terms annually thereafter unless notice of non-renewal is given by the Trust or Reit Management before the end of an applicable term.  Either party may terminate the property management agreement upon 60 days prior written notice, and Reit Management may terminate the property management agreement upon five business days notice if the Trust undergoes a change of control, as determined under the property management agreement.

The property management agreement includes arbitration provisions for the resolution of certain disputes, claims and controversies and generally restricts a party’s ability to assign the property management agreement without the written consent of the other party, except that Reit Management may assign the property management agreement to certain successors which remain under the control of one or more persons who controlled the operations of Reit Management immediately prior to the assignment and the Trust and its applicable subsidiaries may assign its rights and obligations under the agreement to a mortgagee with respect to, or certain successor owners of, the managed premises.

The terms of the property management agreement described above were reviewed, approved and adopted by the compensation committee of the board of trustees of the Trust, which is comprised solely of Independent Trustees.

The foregoing description of the property management agreement is not complete and is subject to and qualified in its entirety by reference to the property management agreement, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Information Regarding Certain Relationships and Related Transactions

One of the Trust’s Managing Trustees, Barry M. Portnoy, is the Chairman and majority owner of Reit Management.  The Trust’s other Managing Trustee, Adam D. Portnoy, owns the remainder of Reit Management and is a director, President and Chief Executive Officer of Reit Management.  Gerard M. Martin is a former owner and current director of Reit Management.  The Trust’s executive officers are also officers of Reit Management.

The Trust currently owns approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or Affiliates Insurance.  The other shareholders of Affiliates Insurance are Reit Management and five other companies to which Reit Management provides management services, and all of the Trust’s trustees are also directors of Affiliates Insurance.  Reit Management provides certain management and administrative services to Affiliates Insurance, and an affiliate of Reit Management, RMR Advisors, Inc., acts as Affiliates Insurance’s investment adviser.

The Trust understands that the other companies to which Reit Management provides management services also have certain other relationships with each other, including business and property management agreements and lease arrangements.  In addition, officers of Reit Management serve as officers of those companies.  The Trust understands that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the Securities and Exchange Commission.  Barry M. Portnoy is a managing trustee or managing director of each of the other publicly traded companies to which Reit Management provides management services, including TravelCenters of America LLC, or TravelCenters, a tenant of the Trust.  Adam D. Portnoy is also a managing trustee or managing director of some of those other companies, but he is not a director of TravelCenters.  In addition, the Trust’s Independent Trustees also serve as directors or trustees of certain of those other companies.

TravelCenters was formerly a 100% owned subsidiary of the Trust until its spin off from the Trust in 2007.  The Trust has numerous continuing relationships with TravelCenters, including lease arrangements and other commercial arrangements.  TravelCenters currently is the Trust’s principal tenant and the Trust is a significant shareholder of TravelCenters.  Reit Management provides management services to TravelCenters.

For further information regarding certain relationships and related transactions with respect to the Trust, its trustees and officers, and Reit Management, please refer to the Trust’s filings with the Securities and Exchange Commission, including the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Related Person Transactions”), Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 (including the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Related Person Transaction”), and Proxy Statement for the 2009 annual meeting of shareholders of the Trust (including the section captioned “Related Person Transactions and Company Review of Such Transactions”).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2010, the board of trustees of the Trust adopted amended and restated bylaws of the Trust which change Section 2.14.1(b) of the bylaws to provide that, in the event an annual meeting of the Trust is called for a date that is more than 30 days earlier or later than the first anniversary of the preceding year’s annual meeting, notice of shareholder nominations and proposals must be given to the Trust no later than 5:00 p.m on the 10th day following the earlier of the day on which: (i) notice of the date of the annual meeting is mailed or otherwise made available, or (ii) a public announcement of the date of the annual meeting is first made.

The foregoing description of the Trust’s amended and restated bylaws is not complete and is subject to and qualified in its entirety by reference to the amended and restated bylaws, a copy of which is attached as Exhibit 3.1, and which amended and restated bylaws are incorporated herein by reference.  In addition, a marked copy of the Trust’s amended and restated bylaws indicating changes made to the Trust’s bylaws as they existed immediately prior to the adoption of those amended and restated bylaws is attached as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Hospitality Properties Trust adopted January 13, 2010

3.2	Amended and Restated Bylaws of Hospitality Properties Trust adopted January 13, 2010 (marked copy)

10.1

Amended and Restated Business Management Agreement, dated as of January 13, 2010, by and between Hospitality Properties Trust, Reit Management & Research LLC, Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy

10.2	Amended and Restated Property Management Agreement, dated as of January 13, 2010, by and among Reit Management & Research LLC and Hospitality Properties Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

Dated: January 20, 2010

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Bylaws of Hospitality Properties Trust adopted January 13, 2010

3.2	Amended and Restated Bylaws of Hospitality Properties Trust adopted January 13, 2010 (marked copy)

10.1

Amended and Restated Business Management Agreement, dated as of January 13, 2010, by and between Hospitality Properties Trust, Reit Management & Research LLC, Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy

10.2	Amended and Restated Property Management Agreement, dated as of January 13, 2010, by and among Reit Management & Research LLC and Hospitality Properties Trust